UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): August 15, 2025
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2025, the Board of Directors (“Board”) of Mueller Water Products, Inc. (the “Company”) appointed Richelle R. Feyerherm as the Company’s Chief Accounting Officer, effective August 15, 2025. Ms. Feyerherm will also serve as the Company’s principal accounting officer. Ms. Feyerherm replaces Suzanne G. Smith, who stepped down from her role as Chief Accounting Officer on August 15, 2025. Ms. Smith’s departure is not a result of any disagreement with the Company on any matter relating to the Company’s financial reporting, accounting policies, procedures, estimates, or judgments or internal controls.
Ms. Feyerherm has served as the Company’s Vice President, Operations Controller since November 2019. Prior to joining the Company, Ms. Feyerherm served as a financial officer of the Water Products division of Lonza Group, Ltd. from October 2011 to February 2019. Ms. Feyerherm is a certified public accountant and earned her Bachelor of Science degree from the State University of New York.
In connection with her appointment as Chief Accounting Officer, the Board granted Ms. Feyerherm a one-time award of restricted stock units (the “RSUs”) with a fair market value of $300,000. The RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Ms. Feyerherm’s continued employment with the Company. As Chief Accounting Officer, Ms. Feyerherm will be entitled to a base salary of $325,000 per year, a target annual bonus opportunity equal to 35% of her base salary and a target annual long-term incentive opportunity equal to 40% of her base salary.
There are no arrangements or understandings between Ms. Feyerherm and any other persons pursuant to which she was appointed as the Company’s Chief Accounting Officer. There is no family relationship between Ms. Feyerherm and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions between Ms. Feyerherm and the Company that would require disclosure under Item 404(a) of Regulation S-K.
In order to ensure a smooth transition, the Company plans to enter into a customary consulting agreement with Ms. Smith, pursuant to which Ms. Smith will provide transition services for up to four months.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2025	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Melissa Rasmussen
Melissa Rasmussen
Senior Vice President and Chief Financial Officer